UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 26, 2004
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

     On October 26, 2004, Thomas R. Trotter, Chief Executive Officer of OrthoLogic Corp. (the “Company”), and James T. Ryaby, Ph. D, the Company’s Senior Vice President of Research and Clinical Affairs and Chief Technology Officer, delivered a presentation at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference in New York City, which was available to the public via a live webcast. The purpose of the presentation was to provide an update on the development of the Company’s Chrysalin® product platform. The foregoing description is qualified by reference to the exhibits furnished with this Current Report on Form 8-K (this “Report”).

     A full transcript of the presentation at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference and copies of the slides used in such presentation will be available on the Company’s website at www.orthologic.com. The full transcript of the presentation is furnished as Exhibit 99.1 to this Report and the copies of the slides used in such presentation are furnished as Exhibit 99.2 to this Report.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based. Although the text included with this Report will be available on the Company’s website, the Company expressly reserves the right to discontinue that availability at any time.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Transcript of the Company presentation at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference on October 26, 2004

99.2	Slides used in the Company presentation at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference on October 26, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2004	ORTHOLOGIC CORP.

/s/ Sherry A. Sturman

Sherry A. Sturman Senior Vice President and Chief Financial Officer